UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 15, 2017

Date of Report (Date of earliest event reported)

Apollo Global Management, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-35107	20-8880053
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

9 West 57th Street, 43rd Floor

New York, New York 10019

(Address of principal executive offices) (Zip Code)

(212) 515-3200

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 15, 2017, subsidiaries of Apollo Global Management, LLC (with its subsidiaries, the “Company”) and Athene Holding Ltd. (“Athene Holding” and together with its subsidiaries, “Athene”) agreed to amend certain fee arrangements they have in place relating to investment management fees and sub-advisory fees that are paid by Athene to the Company.

More specifically, in the context of supporting prudent growth in today’s low interest rate environment, the Company and Athene have agreed on a new fee framework that results in a lower level of fees for Athene as it scales, while at the same time incentivizing the Company to make long-term investments in its capabilities and infrastructure to support Athene’s growth. Athene Holding and the Company have agreed to enter into a Fifth Amended and Restated Fee Agreement, which was revised to provide for, among other things, a fee of 0.30% per year (reduced from 0.40% per year) on all assets that the Company manages in accounts owned by Athene in the U.S. and Bermuda or in accounts supporting reinsurance ceded to U.S. and Bermuda subsidiaries of Athene Holding by third-party insurers (the “North America Accounts”) in excess of $65.846 billion (the level of assets in the North America Accounts as of December 31, 2016). The Company’s fee on the first $65.846 billion of assets in the North America Accounts remains 0.40% per year, subject to certain discounts and exceptions.

In addition, to incentivize the Company to invest in capabilities to continue to source attractive assets for Athene in today’s low-rate environment, the Company and Athene have also agreed to amend the sub-advisory agreements they have in place with respect to assets in the North America Accounts, whereby, with limited exceptions, the Company will earn 0.40% per annum on all such assets explicitly sub-advised by the Company up to $10 billion, 0.35% per annum on all such assets explicitly sub-advised by the Company in excess of $10 billion up to $12.7 billion (the level of sub-advised assets in the North America Accounts at December 31, 2016), 0.40% per annum on all such assets explicitly sub-advised by the Company in excess of $12.7 billion up to $16 billion and 0.35% per annum on all such assets explicitly sub-advised by the Company in excess of $16 billion.

The amendments to the investment management fees and sub-advisory fees referred to herein are subject to the approval by Athene Holding’s shareholders at its 2017 annual meeting of shareholders of certain Athene Holding bye-law amendments relating to the term and termination of the investment management agreements between the Company and Athene. However, upon such shareholder approval, the amendments to the investment management fees and sub-advisory fees referred to herein will be effective retroactive to January 1, 2017. The proposed bye-law amendments provide that Athene Holding may not, and will cause its subsidiaries not to, terminate any investment management agreement or advisory agreement among Athene, on the one hand, and the Company, on the other hand, before October 31, 2018 (or any annual anniversary thereafter) (each such date, an “IMA Termination Election Date”) and any termination thereafter requires the approval of two-thirds of Athene Holding’s Independent Directors (as defined in the bye-laws) and written notice to the Company of such termination at least 30 days’ prior to an IMA Termination Election Date. If the Independent Directors make such election and such notice is timely delivered, the termination will be effective on the second anniversary of the applicable IMA Termination Election Date (an “IMA Termination Effective Date”). Notwithstanding the foregoing, under the proposed bye-law amendments (A) the Independent Directors may only elect to terminate an investment management agreement or advisory agreement on an IMA Termination Election Date if two-thirds of the Independent Directors determine in their sole discretion acting in good faith that either (i) there has been unsatisfactory long-term performance materially detrimental to Athene Holding by the Company or (ii) the fees being charged by the Company are unfair and excessive compared to a comparable asset manager (provided, that in either case such Independent Directors must deliver notice of any such determination to the Company and the Company, shall have until the applicable IMA Termination Effective Date to address such concerns, and provided, further, that in the case of such a determination that the fees being charged by the Company are unfair and excessive, the Company has the right to lower its fees to match the fees of such comparable asset manager) and (B) upon the determination by two-thirds of the Independent Directors, Athene may also terminate an investment management agreement or advisory agreement with the Company as a result of either (i) a material violation of law relating to the Company’s advisory business, or (ii) the Company’s gross negligence, willful misconduct or reckless disregard of its obligations under the relevant agreement, and in either case the delivery at least 30 days’ prior written notice to the Company of such termination and such termination will be effective at the end of such 30-day period. For purposes of these provisions of the bye-laws (as amended pursuant to such proposed amendment), an “Independent Director” cannot be (x) an officer or employee of Athene or (y) an officer or employee of (1) any member of the Apollo Group described in clauses (i) through (iv) of the definition of “Apollo Group” as set forth in the bye-laws or (2) the Company (excluding any subsidiary of the Company that constitutes any portfolio company (or investment) of (A) an investment fund or other investment vehicle whose general partner, managing member or similar governing person is owned, directly or indirectly, by the Company or (B) a managed account agreement (or similar arrangement) whereby the Company serves as general partner, managing member or in a similar governing position).

The information under this Item 8.01 is deemed “furnished” and not “filed” under Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

The information in this Current Report on Form 8-K may contain forward looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, discussions related to Apollo’s expectations regarding the performance of its business, its liquidity and capital resources and the other non-historical statements in the discussion and analysis. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this Current Report on Form 8-K, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including risks relating to our dependence on certain key personnel, our ability to raise new private equity, credit or real estate funds, market conditions, generally, our ability to manage our growth, fund performance, changes in our regulatory environment and tax status, the variability of our revenues, net income and cash flow, our use of leverage to finance our businesses and investments by our funds and litigation risks, among others. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in Apollo’s annual report on Form 10-K for the fiscal year ended December 31, 2016, filed with the Securities and Exchange Commission (the “SEC”) on February 13, 2017, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this Current Report on Form 8-K and in other filings. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. This Current Report on Form 8-K does not constitute an offer of Apollo or any Apollo fund.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO GLOBAL MANAGEMENT, LLC

Date: March 15, 2017	By:	/s/ Martin Kelly
Martin Kelly
Chief Financial Officer